Exhibit 99.1
Warwick Valley Telephone Receives Rule Compliance Letter from Nasdaq
(Warwick, NY, April 11, 2006) Warwick Valley Telephone Company (Nasdaq: WWVY) (the “Company”) announced today that on April 7, 2006 the Company received a letter from the Listing Qualification Department of the Nasdaq Stock Market. That letter notified the Company that, because of the recent appointment of Corinna Lewis and Wisner Buckbee to the Company’s Audit Committee, the Company is in compliance with the requirements of Marketplace Rule 4350.

Contact:	Warwick Valley Telephone Co. Michael. A. Cutler, Vice President, CFO (845) 986-8080